Exhibit 10.1

Grant No.:

REGAL ENTERTAINMENT GROUP
2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

                Regal Entertainment Group, a Delaware corporation (the “Company”), hereby grants its shares of class A common stock, $.001 par value, (the “Common Stock”) to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment, and in the Company’s 2002 Stock Incentive Plan, as amended (the “Plan”).

Grant Date:

Name of Grantee:

Grantee’s Social Security Number:            -            -

Number of Shares of Common Stock Covered by Grant:

Purchase Price per Share of Common Stock: $

        By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

REGAL ENTERTAINMENT GROUP

2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/Nontransferability

This grant is an award of Common Stock in the number of shares set forth on the cover sheet, at the Purchase Price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). The Purchase Price for the Restricted Stock is deemed paid by your services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

Except as otherwise set forth below, your right to the Common Stock under this Restricted Stock grant vests as to           % of the total number of shares covered by this grant, as shown on the cover sheet, on                     , provided you then continue in service (the “Vesting Date”).

If the Vesting Date would otherwise occur during a period in which you are: (a) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market or (b) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), the Vesting Date will be delayed until the first date on which you are no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction; provided, however, you shall not be deemed to be restricted pursuant to subparagraph (b) above if you have established a valid and enforceable 10b5-1 trading plan with respect to the Common Stock covered by this grant that is in effect as of the Vesting Date. You cannot vest in more than the number of shares covered by this grant. No shares will vest after your service has terminated for any reason.

Termination on Death, Disability or Retirement

Your right to the Common Stock under this Restricted Stock grant vests as to 100% of the total number of shares covered by this grant, as shown on the cover sheet, if you terminate your service due to death, Disability or Retirement, as applicable.

Termination without Cause

If the Company terminates your service without Cause prior to your Vesting Date, your right to the Common Stock under this Restricted Stock grant vests as to one-fourth (1/4) of the total number of Shares covered by this grant, as shown on the cover sheet, for each of the anniversaries of the Grant Date that you remained in service prior to the Company’s termination of your service without Cause.

Forfeiture of Unvested Common Stock

In the event that your service terminates for any reason other than due to death, Disability or Retirement or by the Company without Cause, you will forfeit to the Company all of the shares of Common Stock subject to this grant that have not yet vested.

Book Entry Restrictions/Escrow

The Restricted Stock may be issued in book entry form. If so, the Company shall cause the transfer agent for the shares of Common Stock to make a book entry record showing ownership for the shares of Restricted Stock in your name subject to the terms and conditions of this Agreement. You shall be issued an account statement acknowledging your ownership of the shares of Restricted Stock.

If certificates are issued evidencing the shares of Restricted Stock, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

As your interest in the shares vests, as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request, within 30 days of their vesting.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the grant of the Restricted Stock, your acquisition of the Common Stock under this grant, or the payment to you of any dividends hereunder. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company will have the right to: (1) require that you arrange such payments to the Company; (2) withhold such amounts from other payments due to you from the Company or any affiliate; or (3) cause an immediate forfeiture of shares of Restricted Stock granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Section 83(b) Election

If you file an election with respect to the shares of Common Stock covered by this grant under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service, you will immediately forfeit to the Company all of the shares of Common Stock subject to this grant.

Retention Rights

This Agreement does not give you the right to be retained by the Company (or any parent, Subsidiaries or affiliates) in any capacity. The Company (and any parent, Subsidiaries or affiliates) reserves the right to terminate your service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments

In the event of any stock dividend, stock split or other change in the corporate structure affecting the Common Stock, the number or kind of shares covered by this grant may be adjusted pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Common Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Market Stand-Off

In connection with any underwritten public offering by the Company (the “Registrant”) of the Registrant’s securities pursuant to an effective registration statement filed under the Securities Act of 1933 for such period as the underwriters may request (such period not to exceed 180 days following the date of the applicable offering), you shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, loan, hypothecate, pledge, offer, grant or dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of capital stock of the Company covered by this grant without the prior written consent of the underwriters of such public offering.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact            at            to request paper copies of these documents.

Stock Ownership Guidelines

If applicable, your right to sell, exchange, transfer, gift, pledge, alienate or otherwise dispose of the vested shares of Common Stock awarded to you pursuant to this Agreement is subject to your compliance with the stock ownership guidelines (“Stock Ownership Guidelines”) that the Company has adopted as of the Grant Date, a copy of which has been delivered to you together with this Agreement. The Company shall have the right to enforce the Stock Ownership Guidelines through the use of an escrow arrangement or through restrictions communicated to the Company’s transfer agent limiting transfers of your shares of Common Stock. This provision is not intended to prohibit you from exercising your previously granted stock options of disposing of the shares of Common Stock acquired upon exercise of such options.

                By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

                FOR VALUE RECEIVED,                        sells, assigns and transfers to Regal Entertainment Group, a Delaware corporation (the “Company”),                         (                        ) shares of the Company’s class A common stock represented by Certificate No.     and does hereby irrevocably constitute and appoint                        to transfer the said common stock on the books of the Company with full power of substitution in the premises.

                Dated:                        , 200

Print Name

Signature

Spouse Consent (if applicable)

                                (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of class A common stock of the Company.

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CAUSE THE FORFEITURE OF YOUR UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.